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                                                                    Exhibit 10.3

                           REVOLVING PROMISSORY NOTE

$7,500,000.00                                                   August 25, 1997


PRA International, Inc.
8300 Boone Boulevard, Suite 310
Vienna Virginia  22182
("Borrower")
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First Union National Bank
1970 Chain Bridge Road
McLean, Virginia  22102
("Bank")
  ----

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of up to Seven Million and Five Hundred Thousand and No/100 Dollars ($7,500,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").
                            ----

INTEREST RATE. Subject to the provisions hereof, the unpaid principal balance of this Note shall bear interest from the date hereof at the LIBOR MARKET INDEX-BASED RATE (hereinafter defined). The LIBOR Market Index-Based Rate shall be adjusted daily as applicable to reflect the LIBOR MARKET INDEX (hereinafter defined).

"LIBOR Market Index-Based Rate" means the LIBOR Market Index-Rate plus two
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percent, as the LIBOR Market Index may change from day to day. "LIBOR Market
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Index", for any day, is the rate (rounded to the next higher 1/100 of 1%) for
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1-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m.,
London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source of interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus 2% ("Default Rate"). The Default Rate shall also apply from acceleration until the
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Obligations or any judgment thereon is paid in full.

INTEREST COMPUTATION. (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the applicable period

("Actual/360 Computation").  The Actual/360 Computation determines the annual
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effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.
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REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only on the first Business Day of each month, until fully paid. In any event, all principal and accrued interest shall be due and payable on the Termination Date, or at such other time at which all of the outstanding Obligations hereunder shall be due and payable (whether by acceleration or otherwise).

RESCISSION OF PAYMENTS. If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN AGREEMENT; LOAN DOCUMENTS; OBLIGATIONS. This Note is subject to the terms and conditions of that certain Revolving Credit and Security Agreement between Bank and Borrower dated as of the date hereof, as the same may be modified and amended from time to time (the "Loan Agreement"). All capitalized terms not
                                --------------
otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement. The term "Obligations" used in this Note refers to any and all
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indebtedness and other obligations under this Note and all other obligations as defined in the respective Loan Documents.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 4% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's deposit accounts with Bank and any of its affiliates.

EVENTS OF DEFAULT.  An "Event of Default" shall exist if any one  or more of
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the following events shall occur (individually, an "Event of Default," and
                                                    ----------------
collectively, "Events of Default"):
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NONPAYMENT; NONPERFORMANCE.  The failure of timely payment or performance of the
Obligations under this Note, which default shall not be cured within fifteen
(15) days (and if cured within (15) days shall occur more than twice in any fiscal year); or

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EVENT OF DEFAULT.  The occurrence of any Event of Default as defined in the Loan
Agreement.

REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Bank may take the following actions: BANK LIEN AND SET-OFF. Exercise its right of set-off or to foreclose its security interest or lien against any deposit account of any nature or maturity of Borrower with Bank
without notice.   ACCELERATION UPON DEFAULT.  Accelerate the maturity of this
Note and all other Obligations, and all of the Obligations shall be immediately due and payable. CUMULATIVE. Exercise any rights and remedies as provided under the Note, the Loan Agreement, other Loan Documents, or as provided by law or equity.

REVOLVING CREDIT ADVANCES. This is a revolving credit note. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, so long as the total indebtedness outstanding at any one time does not exceed the lesser of (i) the principal amount stated on the face of this Note or (ii) the Borrowing Base. Bank's obligation to advance or readvance under this Note shall terminate if Borrower is in Default under this Note.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower and any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other like notices. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. SEVERABILITY. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. PLURAL; CAPTIONS. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. BINDING CONTRACT. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all

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terms and provisions of this Note.  ENTIRETY. This Note and the other Loan
Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. ADVANCES. Bank shall make other advances and readvances under this Note pursuant hereto and subject to the terms and provisions of the Credit Agreement. POSTING OF PAYMENTS. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Unless otherwise permitted by Bank, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Bank receives collected
funds.   JOINT AND SEVERAL OBLIGATIONS. Each Borrower is jointly and severally obligated under this Note. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. BUSINESS PURPOSE. Borrower represents that the loan evidenced hereby is being obtained for business purposes.

WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS NOTE.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any dispute and hereby waive any right or claim to punitive or exemplary damages that they have now or which may arise in the future in connection with any dispute.

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IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                     PRA International, Inc.
                     Taxpayer Identification Number:  54-1820933


CORPORATE            By: /s/ Patrick K. Donnelly                        (SEAL)
SEAL                    ------------------------------------------------
                        Patrick K. Donnelly
                        Executive Vice President

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